PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC. ®	MARCH 17, 2014
1450 BROADWAY – 24TH FLOOR
NEW YORK, NEW YORK 10018	CONTACT: DOUGLAS W. JAMISON

TEL. NO. (212) 582-0900

HARRIS & HARRIS GROUP REPORTS FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013 AND POSTS ANNUAL LETTER TO SHAREHOLDERS ON WEBSITE

Harris & Harris Group, Inc. (Nasdaq: TINY), reported today that, as of December 31, 2013, its net asset value and net asset value per share were $122,701,575 and $3.93, respectively. The Company's Annual Report on Form 10-K may be accessed at http://ir.hhvc.com/sec.cfm.

SUMMARY OF FINANCIAL POSITION

	December 31, 2013	December 31, 2012	September 30, 2013
	(Audited)	(Audited)	(Unaudited)

Total Assets	$125,063,946	$131,990,250	$133,075,280
Net Assets	$122,701,575	$128,436,774	$130,233,967
Net Asset Value per Share	$3.93	$4.13	$4.18
Shares Outstanding	31,197,438	31,116,881	31,159,256

Shareholders also may be interested to read our Annual Letter to Shareholders posted on our website at http://ir.hhvc.com/letters.cfm.

Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com and on Facebook at www.facebook.com/harrisharrisvc.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com and www.Facebook.com, have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites.